Exhibit A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange act of 1934, the undersigned agree, as of June 1, 2020, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Boston Omaha Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated: May 26, 2022

Magnolia Capital Fund, LP

By:	The Magnolia Group, LLC, General Partner

By:	/s/ Adam K. Peterson
Adam K. Peterson, Manager

Magnolia BOC I, LP

By:	The Magnolia Group, LLC, General Partner

By:	/s/ Adam K. Peterson
Adam K. Peterson, Manager

The Magnolia Group, LLC

By:	/s/ Adam K. Peterson
Adam K. Peterson, Manager

By:	/s/ Adam K. Peterson
Adam K. Peterson